EXHIBIT 21.1

ALLSCRIPTS-MISYS HEALTHCARE SOLUTIONS, INC.

SUBSIDIARIES

Subsidiary	Jurisdiction or State of Organization
AllscriptsMisys, LLC	North Carolina